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                                                                      EXHIBIT 21

                        WILTEL COMMUNICATIONS GROUP, INC.
                                 SUBSIDIARY LIST
                               EFFECTIVE 3/12/2003
               (WHOLLY-OWNED BY PARENT UNLESS OTHERWISE INDICATED)
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
SUBSIDIARY                                                                                           JURISDICTION OF INCORPORATION
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
WilTel Communications, LLC                                                                                    Delaware
      CG Austria, Inc.   (formerly Williams Global Communications Holdings, Inc.)                             Delaware
          Williams Communications Participations Holdings GmbH                                                 Austria
               Williams Communications Participations GmbH                                                     Austria
                   Williams Communications (Cayman) Limited                                                Cayman Islands
                            Williams Comunicaciones Chile Limitada  (1%)                                        Chile
                            Williams International Telecom (Chile) Limited                                 Cayman Islands
                                Williams Comunicaciones Chile Limitada (99%)                                    Chile
                                Williams Communications (Cayman) Holdings Ltd.                                 Cayman
                                        Williams Communications Brasil Ltda. (.4%)                             Brazil
                   Williams Communications Australia Pty. Limited                                             Australia
                   Williams Communications K.K.                                                                 Japan
                   Williams Communications Network, Inc.                                                New Brunswick, Canada
                   Williams Communications UK Limited                                                          England
                   Williams Communications (Hong Kong) Limited                                                Hong Kong
                   Williams Communications (Singapore) Pte Ltd                                                Singapore
                   Williams Communications Brasil Ltda. (99.6%)                                                Brazil
          WilTel Communications Pty Limited                                                                   Australia
               PowerTel (44.9%)                                                                               Australia
          Critical Connections, Inc.                                                                          Delaware
      Next Venue Europe, Ltd.                                                                              United Kingdom
      WCS Communications Systems, Inc.                                                                        Delaware
      Williams Communications Emerging Markets, LLC                                                           Delaware
      Williams Communications Group PTE Ltd.  (2.3%)                                                          Singapore
      Williams Communications Group, Ltd.                                                                      England
          Vyvx International Ltd                                                                               England
                    Williams Communications Group PTE Ltd. (97.7%)                                            Singapore
      Williams Communications Managed Services, LLC                                                           Delaware
      Williams Communications Managed Services of California, Inc.                                            Delaware
      Williams Communications Procurement, L.L.C.                                                             Delaware
          Williams Communications Procurement, LP (99% limited partner)                                       Delaware
      Williams Communications Procurement, LP (1% General Partner)                                            Delaware
      WilTel Communications of Virginia, Inc.                                                                 Virginia
      Williams Learning Network, Inc.                                                                         Delaware
      WilTel Local Network, LLC                                                                               Delaware
      Williams Technology Center, LLC                                                                         Delaware